EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-232247 on Form S-3 and in Registration Statement Nos. 333-203756 and 333-236150 on Form S-8 of Enviva Partners, L.P. and subsidiaries of our report dated July 3, 2020, relating to the financial statements of Enviva Pellets Greenwood, LLC as of and for the year ended December 31, 2019 appearing in this Current Report on Form 8-K of Enviva Partners, L.P. and subsidiaries.

/s/ Ernst & Young LLP

Tysons, Virginia

July 3, 2020